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                                                                   EXHIBIT 99(J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 16, 2003, relating to the financial statements and financial highlights which appears in the October 31, 2003 Annual Report to Shareholders of The Tocqueville Alexis Trust which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the headings "Financial Highlights" and "The Exchange" in the Prospectus and references to our firm in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
February 24, 2004